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                                             STRADLEY RONON STEVENS & YOUNG, LLP
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                                                     Philadelphia, PA 19103-7098
                                                          Telephone 215.564.8000
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                                                                www.stradley.com

                                                                  March 10, 2009

AIM Investment Funds
11 Greenway Plaza, Suite 100
Houston, TX 77046-1173

     Re:  AIM Investment Funds
          Registration Statement on Form N-1A

Ladies and Gentlemen:

     We have acted as counsel to AIM Investment Funds, a statutory trust organized under the laws of the State of Delaware (the "Trust") and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, series management investment company.

     This opinion is given in connection with the filing by the Trust with the Securities and Exchange Commission of Post-Effective Amendment No. 85 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and Amendment No. 86 to such Registration Statement under the 1940 Act (collectively, the "Registration Statement") relating to the registration of an indefinite number of Class A, Class B, Class C, Class R, Class Y, and Institutional Class shares of beneficial interest, par value $0.01 per share (the "Shares"), of AIM Balanced-Risk Total Return Fund (the "Fund").

     In connection with giving this opinion, we have examined copies of the Trust's Amended and Restated Certificate of Trust, Amended and Restated Agreement and Declaration of Trust, as amended (the "Trust Agreement"), Amended and Restated Bylaws of the Trust, as amended, and resolutions of the Board of Trustees of the Trust adopted by written consent dated January 22, 2009, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have also examined the prospectus for the Fund, which is included in the Registration Statement, substantially in the form in which it is to be filed under the 1940 Act and the 1933 Act (the "Prospectus"). As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.

     The Prospectus provides for issuance of the Shares from time to time at the net asset value thereof. In connection with our giving this opinion, we assume that the Shares will be sold in accordance with the Trust's usual method of distributing its

AIM Investment Funds
March 10, 2009
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registered Shares, under which prospectuses are made available for delivery to offerees and purchasers of such Shares in accordance with the 1933 Act and that upon sale of the Shares the Trust will receive the net asset value thereof.

     Both the Delaware Statutory Trust Act, as amended, and the Trust Agreement provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law, as amended, to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust's obligations to the extent that the courts of another state that does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of a Fund for all loss and expense of any shareholder held personally liable for the obligations of such Fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a Fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined by a court of competent jurisdiction not to be effective.

     Based on and subject to the foregoing, we are of the opinion that the Shares to be offered for sale pursuant to the Prospectus are duly authorized and, when sold, issued and paid for as described in the Prospectus, will be validly issued, fully paid and nonassessable.

     We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of Delaware applicable to trusts formed under the Delaware Statutory Trust Act, as amended.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for the Fund, which is included in the Registration Statement.

                                        Very truly yours,

                                        STRADLEY RONON STEVENS & YOUNG, LLP


                                        By: /s/ E. Carolan Berkley
                                            ------------------------------------
                                            E. Carolan Berkley, a Partner